CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 5, 1999 on the consolidated financial statements of IDM Environmental Corp., included in the proxy statement/prospectus of Fusion Networks Holdings, Inc. that is made a part of this Registration Statement on Form S-4.

                                            /s/ Samuel Klein and Company

                                            Samuel Klein and Company

Newark, New Jersey
December 15, 1999